Exhibit 10.1

GRILL CONCEPTS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of August 29, 2008 by and among Grill Concepts, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto.

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Purchase and Sale of Securities.

1.1 Series C Preferred Stock Sale and Issuance; Warrant Issuance.

(a) Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company hereby agrees to sell and issue to each investor signatory hereto (collectively, the “Investors”, and each, individually an “Investor”), and each Investor hereby severally agrees to purchase from the Company, the number of shares of Series C Preferred Stock of the Company, par value $0.001 per share (“Series C Stock”), set forth on the signature pages hereto at a purchase price of $1,000.00 per share of Series C Stock (the “Purchase Price”). The aggregate number of shares of Series C Stock being sold to all Investors hereunder, excluding shares that may be sold to Participation Rights Holders (as defined herein), is 5,000 shares and the aggregate Purchase Price for such shares is $5,000,000 (the “Aggregate Purchase Price”) and the aggregate number of shares of common stock (“Common Stock”) issuable upon the conversion of all Series C Stock being sold to all Investors hereunder is 1,250,000 (the “Common Stock Conversion Shares”). The terms, relative rights, preferences and limitations of the Series C Stock (“Preferred Stock Terms”) being purchased pursuant to Section 1.1(a) are as set forth in the Certificate of Designation (the “Certificate of Designation”) attached hereto as Exhibit A.

(b) In connection with the purchase and sale of the Series C Stock hereunder, the Company agrees to issue to each Investor a warrant (the “Warrant”), exercisable for a seven year period, to purchase, at an exercise price equal to $4.00 per share, up to that number of shares of Common Stock (the “Common Stock Warrant Shares”, and collectively with the Series C Stock, the Common Stock Conversion Shares and the Warrant, the “Securities”) set forth on the signature pages hereto and being a number of shares determined by dividing the Purchase Price paid by each Investor by the Aggregate Purchase Price and multiplying the quotient by 600,000, in the form attached hereto as Exhibit B.

1.2 Closing. The closing of the purchase, sale and issuance of the Securities hereunder shall take place at the offices of the Company, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367, not later than ten business days after the last day of the Participation Rights Offer Period (as defined herein) (the “Closing”). At the Closing, the Company shall deliver to the Investors (i) duly executed stock certificates representing the shares of Series C Stock being purchased pursuant to

Section 1.1(a) hereof, and (ii) the duly executed Warrants to be delivered thereat pursuant to Section 1.1(b) hereof, all against delivery by the Investors to the Company of the Purchase Price by wire transfer of the amount thereof to the Company’s account or by such other method agreed to between the Investors and the Company.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement or the Registration Rights Agreement.

“Participation Rights” means the rights set forth in Section 5.10 of the Prior Subscription Agreement, wherein certain 2007 Offering Investors (the “Participation Rights Holders”) are entitled, for a period of two years following closing of the transactions described in the Prior Subscription Agreement, to notice (a “Participation Rights Offer Notice”) of, and to participate in, future offerings of securities by the Company.

“Participation Rights Offer Period” means the period beginning on the date a Participation Rights Offer Notice is received by the Participation Rights Holders and ending five (5) business days thereafter.

“Prior Subscription Agreement” means that certain Subscription Agreement, dated July 2, 2007, by and between the Company, Robert Spivak and various investors (the “2007 Offering Investors”) wherein the 2007 Offering Investors purchased shares of the Company’s Common Stock and warrants to purchase Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of the Company means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of:

(a) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which no shares are issued and outstanding immediately prior to the execution hereof and 10,000 shares have been designated as Series C Preferred Stock. The rights, privileges and preferences of the Series C Preferred Stock are as stated in Exhibit A. All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable.

(b) 15,000,000 shares of Common Stock, par value $0.0004 per share, 8,797,730 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable.

2.3 Authorization. Subject to the obligations of the Company under the Participation Rights, all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the authorization, issuance and delivery of the Securities has been taken, and this Agreement, when executed and delivered by the Company and assuming due execution and delivery by the Investor, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.5 No Conflicts. Subject to the Company’s obligations pursuant to the Participation Rights, which the Company hereby undertakes to comply with, the execution, delivery and performance of this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.6 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the delivery of notice required in connection with the Participation Right, (v) filing of the Certificate of Designation with the State of Delaware, and (vi) those that have been made or obtained prior to the date of this Agreement.

2.7 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials together with all other reports filed by the Company with the Commission since December 30, 2007 being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) through the year ended December 30, 2007. As of their respective dates, the SEC Reports filed by the Company with the Commission complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed by the Company with the Commission, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) the Company has not altered its method of accounting or the identity of its auditors, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iii) the Company has not issued any equity securities. The Company does not have pending before the Commission any request for confidential treatment of information.

2.9 Litigation. There is no action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

2.10 Compliance. Except as otherwise set forth in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.11 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

2.12 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

2.13 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

2.14 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.15 Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.

2.16 Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.17 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

2.18 General Solicitation. The Company has not offered or sold the Securities by means of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.19 Foreign Corrupt Practices Act. Neither the Company nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on the Company’s behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

2.20 Disclosure. All disclosure provided to the Investors regarding the Company and its businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including their respective representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by the Company or any person acting on the Company’s behalf) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants, on its own behalf and not on behalf of any other Investor, to the Company that:

3.1 Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities and has had all questions related thereto answered to the full satisfaction of the Investor. The Investor understands that such discussions and any written information delivered by the Company to the Investor were intended to describe the aspects of the Company’s business which the Investor believes to be material. The Investor understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on. The Company has not, however, rendered any investment advice to the Investors with respect to the suitability of the purchase of any of the Securities or an investment in the Company.

3.3 Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in Section 4.1 hereof. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and, other than its obligation to timely file periodic reports in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which the Company is under no obligation and may not be able to satisfy. Subject to the foregoing, nothing contained herein shall be deemed a representation or warranty by any Investor to hold the Securities for any period of time.

3.4 No Need for Liquidity. The Investor has no need for liquidity in connection with its purchase of the Securities. The Investor has the ability to bear the economic risks of the Investor’s purchase of the Securities for an indefinite period to time.

3.5 Legends. The Investor understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a) “THESE SECURITIES AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.6 Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and, if an entity, either (i) was not organized for the specific purpose of acquiring the Securities or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

3.7 Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor’s subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Investor’s jurisdiction.

3.8 Brokers; No General Solicitation. No finder or broker was or is engaged by the Investor in connection with the entering into of this Agreement by the Company and the Investor. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.9 Participation Rights. The Investor is aware of the existence of the Participation Rights and the rights thereunder for the Participation Rights Holders to purchase securities of the Company, on the same terms set forth herein, over and above the securities described in Section 1.1 hereof.

4. Miscellaneous.

4.1 Registration Rights. The Company and the Investors, concurrently with the execution of this Agreement, shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit C.

4.2 Trading Restrictions. The Investors will not short sell any of the Company’s Common Stock until the first to occur of (i) the Effective Date (as defined in the Registration Rights Agreement) and (ii) the six-month anniversary of the date hereof.

4.3 Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Common Stock Conversion Shares and Common Stock Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such person to sell the Common Stock Conversion Shares and Common Stock Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities

Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.5 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its exercise obligations under the Warrants and conversion obligations under the Series C Stock. If the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of Common Stock Warrant Shares issuable upon exercise in full of the Warrants or from issuing the number of Common Stock Conversion Shares issuable upon conversion in full of the Series C Stock, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s certificate of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Common Stock Warrant Shares and Common Stock Conversion Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company’s certificate of incorporation or other organizational document to evidence such increase.

4.6 Conversion Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required by the Investors in order to convert the Warrants. The Company shall honor exercises of Warrants and shall deliver Common Stock Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

4.7 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.8 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.11 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

4.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

4.13 Fees and Expenses. At the Closing, the Company shall reimburse the Investors’ reasonable legal fees, not to exceed $10,000 in the aggregate, in connection with the transactions contemplated by the Transaction Documents.

4.14 Participation Rights Offer Notice. Promptly, but not later than five (5) business days after the date hereof, the Company undertakes to provide the Participation Rights Offer Notice to the Participation Rights Holders.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

THE COMPANY:

Grill Concepts, Inc.

By:	/s/ Philip Gay
Name:	Philip Gay
Title:	President

Address:	6300 Canoga Avenue, Suite 1700
Woodland Hills, CA 91367

THE INVESTORS:

Charles Mathewson, Trustee of The Charles N.
Mathewson Trust dtd. 7/22/92

By:	/s/ Charles Mathewson
Name:	Charles Mathewson
Trustee

Address:	9295 Prototype Dr.
Reno, NV 89521

Number of Shares of Series C Preferred Stock Purchased: 5,000

Total Purchase Price: $5,000,000.00

Number of Shares of Common Stock Underlying Warrants: 600,000

[Signature Page to Grill Concepts, Inc. Securities Purchase Agreement]